Exhibit 23(d)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-223142-02 on Form S-3 of our report dated February 14, 2020, relating to the financial statements of Louisville Gas and Electric Company appearing in this Annual Report on Form 10-K of Louisville Gas and Electric Company for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Louisville, Kentucky

February 14, 2020